EXHIBIT 21.1
SUBSIDIARIES OF U.S. CONCRETE, INC.

Alberta Investments, Inc.
Alliance Haulers, Inc.
American Concrete Products, Inc.
Atlas Redi-Mix, LLC
Atlas-Tuck Concrete, Inc.
Beall Concrete Enterprises, LLC
Beall Industries, Inc. 72
Beall Investment Corporation, Inc.
Beall Management, Inc.
Bode Concrete LLC
Bode Gravel Co.
Breckenridge Ready Mix, Inc.
Central Concrete Supply Co., Inc.
Central Precast Concrete, Inc.
Concrete Acquisition IV, LLC
Concrete Acquisition V, LLC
Concrete Acquisition VI, LLC
Concrete XXXIV Acquisition, Inc.
Concrete XXXV Acquisition, Inc.
Concrete XXXVI Acquisition, Inc.
Eastern Concrete Materials, Inc.
Hamburg Quarry Limited Liability Company
Ingram Concrete, LLC
Kurtz Gravel Company
Local Concrete Supply & Equipment, LLC 7
Master Mix, LLC
Master Mix Concrete, LLC
MG, LLC
NYC Concrete Materials, LLC
Pebble Lane Associates, LLC
Redi-Mix Concrete, L.P.
Redi-Mix GP, LLC
Redi-Mix, LLC
Riverside Materials, LLC
San Diego Precast Concrete, Inc.
Sierra Precast, Inc.
Smith Pre-Cast, Inc.
Superior Concrete Materials, Inc.
Titan Concrete Industries, Inc
USC Atlantic, Inc.
USC Management Co., LLC
USC Payroll, Inc.
USC Technologies, Inc.
U.S. Concrete On-Site, Inc.